Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT: each undersigned officer and/or director of The Progressive Corporation, an Ohio corporation (the “Company”), has made, constituted and appointed, and by this instrument does make, constitute and appoint, Charles E. Jarrett, David M. Coffey, Suzanne K. Hanselman, Thomas A. King, and Dane A. Shrallow, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to affix for him or her and in his or her name, place and stead, in any and all capacities, as attorney-in-fact and agent, his or her signature to a Registration Statement on Form S-3 or other form in order to register under the Securities Act of 1933, as amended, debt securities of the Company, and to any and all amendments, post-effective amendments, supplements and exhibits to such Registration Statement, and to any and all applications, instruments and/or other documents pertaining thereto, giving and granting to each such attorney-in-fact and agent full power and authority to do and perform any and all acts and things whatsoever necessary or appropriate to be done in and about the premises, as fully for all intents and purposes as he or she might or could do if personally present, and hereby ratifying and confirming all that each such attorney-in-fact and agent, or any such substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been executed by each of the undersigned, in the capacity(ies) indicated, on the 16th day of August 2011.

/s/ Glenn M. Renwick Glenn M. Renwick	President, Chief Executive Officer and Director

/s/ Brian C. Domeck Brian C. Domeck	Vice President and Chief Financial Officer

/s/ Jeffrey W. Basch Jeffrey W. Basch	Vice President and Chief Accounting Officer

/s/ Peter B. Lewis Peter B. Lewis	Chairman and Director

/s/ Stuart B. Burgdoerfer Stuart B. Burgdoerfer	Director

/s/ Charles A. Davis Charles A. Davis	Director

/s/ Roger N. Farah Roger N. Farah	Director

/s/ Lawton W. Fitt Lawton W. Fitt	Director

/s/ Stephen R. Hardis Stephen R. Hardis	Director

/s/ Norman S. Matthews Norman S. Matthews	Director

/s/ Heidi G. Miller Heidi G. Miller	Director

/s/ Patrick H. Nettles, Ph.D. Patrick H. Nettles, Ph.D.	Director

/s/ Bradley T. Sheares, Ph.D. Bradley T. Sheares, Ph.D.	Director